UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2025

FAT Brands Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38250	82-1302696
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9720 Wilshire Blvd., Suite 500 Beverly Hills, CA	90212
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 319-1850

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	FAT	The Nasdaq Stock Market LLC
Class B Common Stock	FATBB	The Nasdaq Stock Market LLC
Series B Cumulative Preferred Stock	FATBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;Compensatory Arrangements of Certain Officers.

On December 31, 2025, FAT Brands Inc. (the “Company”) entered into letter agreements (the “Letter Agreements”) with the following named executive officers of the Company regarding certain compensation matters: Kenneth Kuick, Chief Financial Officer; Thayer Wiederhorn, Chief Operating Officer; and Taylor Wiederhorn, Chief Development Officer (the “NEOs”). Pursuant to the Letter Agreements, each of the NEOs agreed to waive their previously granted but unpaid bonuses for fiscal year 2024, and the Company agreed to pay 50% of such amounts as retention bonuses to the NEOs, which amounted to $500,000 for Kenneth Kuick, $550,000 for Thayer Wiederhorn, and $550,000 for Taylor Wiederhorn (the “Retention Bonuses”). Such amounts were paid to each NEO on January 2, 2026. In addition, each of the NEOs received a base salary increase from $550,000 to $950,000 effective January 1, 2026 (the “Salary Increases”).

The Letter Agreements provide that the right of each NEO to keep the Retention Bonuses and Salary Increases are subject to their continued employment with the Company until the earlier of (i) June 30, 2026 or (ii) should the Company file for protection under Chapter 11 or any other provision of the U.S. Bankruptcy Code, the effective date of the Company’s plan of reorganization or liquidation, or the date on which such Chapter 11 case is dismissed or converted to a case under Chapter 7 of the Bankruptcy Code. If, prior to the earlier of such events, an NEO voluntarily terminates his employment (other than as a result of death or disability) or if the NEO’s employment is terminated for cause (as defined in the Letter Agreement), such NEO will be required to repay the portions of the Retention Bonus and Salary Increase already received, less applicable taxes.

The preceding description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Letter Agreement filed herewith as Exhibit 10.1 and incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Letter Agreement, dated December 31, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 7, 2026

FAT Brands Inc.

By:	/s/ Kenneth J. Kuick
Kenneth J. Kuick
Chief Financial Officer